Exhibit 4.1

SUBSCRIPTION AGREEMENT

WestCoast Golf Experiences, Inc.
4199 Campus Drive, Suite 550
Irvine, California 92612

Gentlemen:

1. On the terms and subject to the conditions of this Subscription Agreement (“Subscription Agreement”), the undersigned hereby subscribes for the number shares of $.001 par value common stock (“Shares”) of WestCoast Golf Experiences, Inc., a Nevada corporation (“Company”) as set forth on the signature page hereto, at a purchase price of $0.89 per share.

The subscriber is sending:  (1) an executed copy of this Subscription Agreement, and (2) either a check in US funds made out to “WestCoast Golf Experiences, Inc.” for the full amount of the purchase price for the Shares for which the undersigned is subscribing to:

WestCoast Golf Experiences, Inc.
4199 Campus Drive, Suite 550
Irvine, California 92612

or

The subscriber may wire transfer immediately available U.S. funds for the full amount of the purchase price of the Shares for which the undersigned is subscribing plus all wire transfer fees to:

Bank Name                                  Bank of America
ABA Routing No.:                     _____________
Account No.:                              _____________
Reference:                                   (Your Name) for WestCoast Golf Experiences, Inc.

2.           Representations and Warranties.  In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:

(a)           The undersigned has received and carefully reviewed such information and documentation relating to the Company that the undersigned has requested, including without limitation, the Company’s filings with the U.S. Securities and Exchange Commission;

(b)           The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and terms and conditions of his or her proposed investment in the Company, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

(c)           The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Shares;

(d)           The undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation S with respect to non U.S. purchasers is applicable to the offer and sale of the Shares, based, in part, upon the representations, warranties and agreements made by the undersigned herein;

(e)           Except as set forth herein, no representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the undersigned is not relying upon any information, other than the results of independent investigation by the undersigned;

(f)           The undersigned acknowledges that it has been called to his or her attention by those persons with whom the undersigned has dealt in connection with his or her proposed investment in the Company, that the Company has a limited operating history with no revenues or earnings and the Company may never have any revenues or earnings, and that the undersigned’s proposed investment in the Company involves significant risks which may result in the loss of that investment, or a portion thereof;

(g)           The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms; and

(h)           Regulation S (only with respect to purchasers that are non-U.S. Persons).

(i)           The undersigned understands and acknowledges that (A) the Shares acquired pursuant to this Subscription Agreement have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Shares have not been registered with any state securities commission or authority; (B)  pursuant to the requirements of Regulation S, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) other than as set forth in this Subscription Agreement between the Company and the undersigned, the Company is under no obligation to register the Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(ii)           (A) The undersigned is not a U.S. person and is not acquiring the Shares for the account of any U.S. person; (B) if a corporation, it is not organized or incorporated under the laws of the United States; (C) if a corporation, no director or executive officer is a national or citizen of the United States; and (D) it is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

(iii)           The undersigned, if not an individual, was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Subscription Agreement.

(iv)           The undersigned is purchasing the Shares for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. The undersigned understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(v)           The undersigned will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws.  The transactions contemplated by this Subscription Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

(vi)           The offer leading to the sale evidenced hereby was made in an “offshore transaction.”  For purposes of Regulation S, the undersigned understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

(vii)           Neither the undersigned nor any affiliate of the undersigned or any person acting on its behalf, has made or is aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased hereby.

(viii)                      The undersigned understands that the Company is the seller of the Shares which are the subject of this Subscription Agreement, and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  The undersigned agrees that it will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Shares other than to a non-U.S. Person.

(ix)           The undersigned acknowledges that the Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

3. The undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s execution of this Subscription Agreement where indicated.  This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.  The undersigned further understands that all the offering proceeds will be placed directly in the Company’s bank account.  In the event the Company does not accept the offering proceeds, the offering will not be completed and all offering proceeds will thereafter be promptly returned to investors without interest or deduction.

4.           The undersigned has no right to require that the Shares be registered pursuant to the provisions of the Securities Act, or otherwise.  The undersigned further acknowledges and agrees that the Company has no obligation to assist the undersigned in obtaining any exemption from any registration requirements imposed by applicable law. The undersigned also acknowledges and agrees that he or she shall be responsible for compliance with all conditions on transfer imposed by a securities administrator or similar person of any state, province or territory.

5.           The undersigned understands that the Company may, in its sole discretion, reject this subscription, in whole or in part, and/or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor’s subscription.

6.           The undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the undersigned of any representation, warranty or covenant made by the undersigned.

7.           Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

8.           Except as otherwise provided herein, this Subscription Agreement (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Delaware applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the undersigned and their respective heirs, legal representatives, successors and permitted assigns.

9.           Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

10.           All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:  if to the undersigned, to the address set forth on the signature page hereto; and if to the Company, to WestCoast Golf Experiences, Inc., 4199 Campus Drive, Suite 550, Irvine, California 92612, Attention: President or to such other address as the Company or the undersigned shall have designated to the other by like notice.

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____ day of April 2008.

Number of Shares Subscribed for __________________________

Subscription Amount: ________________________

Organization Signature:                                                                            Individual Signature:

Clear Smart International Limited                                                                ____________________________________
Signature

By: ________________________________                                        ____________________________________
Name:                                                                                                               Print Name
Title:
               ______________________________________
Additional Signature of Joint Owner

               ____________________________________
                Print Name

                                           (All Subscribers should please print information below exactly as you wish it to appear in the records of the Company)

___________________________________                                               ___________________________________
Name	Social Security Number of Individual
             or other Taxpayer I.D. Number

Address:                                                                                                                 Address for notices if different:

___________________________________                                               ___________________________________
Number and Street                                                                                                Number and Street

___________________________________                                               ___________________________________
City                                 Country   Postal Code                                                 City                                    Country   Postal Code

Please check the box to indicate form of ownership (if applicable):
tenants-in-common ÿ (Both Parties must sign above)	joint tenants with right of survivorship ÿ (Both Parties must sign above)	community property ÿ (Both Parties must sign above)

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted by WestCoast Golf Experiences, Inc. this ____ day of April 2008, for ___________ Shares.

WestCoast Golf Experiences, Inc.

By: _____________________________
Name:
Title: President